UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2008

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Street, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On January 11, 2008 the Compensation Committee approved an annual executive cash bonus program for fiscal 2008, a summary description of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Summary Plan Description”). Target bonus amounts for each of the Company’s named executive officers under this plan as measured as a percentage of base salary are as follows: John W. Cumming, 105%; Robert A. Cascella, 85%; Glenn P. Muir, 75%; and Jay A. Stein, 50%. In lieu of participation in the bonus program, John R. Pekarsky is eligible to receive a commission-based bonus based on sales levels of certain products and services and commissions rates applicable to such sales. As set forth in the Summary Plan Description, the maximum bonus payouts for each participating named executive officer will be 200% of the target bonus amounts. The Compensation Committee also retains the discretion to award additional cash bonuses to reward extraordinary contributions.

On January 16, 2008, the Compensation Committee approved the grant of restricted stock unit and option awards pursuant to the Company’s Second Amended and Restated 1999 Equity Incentive Plan, as amended, including to its named executive officers. Such awards were reported in the Company’s preliminary proxy statement filed with the SEC on January 16, 2008. The form of restricted stock unit award agreement and form or option award agreement issued to each named executive officer are filed as Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K.

ITEM	9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Executive Bonus Plan Description
10.2	Form of Restricted Stock Unit Award
10.3	Form of Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 17, 2008	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir

Glenn P. Muir, Chief Financial Officer,
Executive Vice President, Finance and Treasurer